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                                                                   [LETTERHEAD]


                                                               January 31, 1997

Editorial Contact:
Mary Anne Carson
Assistant Vice President
Tel: (408) 458-4501 ext. 2012
Fax: (408) 458-0460

FOR IMMEDIATE RELEASE

                            COAST BANCORP
                      ANNOUNCES STOCK REPURCHASE
                               PROGRAM


    Santa Cruz, California, January 31, 1997, Coast Bancorp (OTC: CTBP), parent company of Coast Commercial Bank, today announced that its Board of Directors approved a stock repurchase plan to repurchase up to 66,290 shares or 3% of its outstanding Common Stock, no par value, from time to time in open market transactions.

    Coast Bancorp's prior stock repurchase program which ended April, 1996 resulted in the repurchase of 68,340 shares of its Common Stock.

    President and CEO of Coast Bancorp and Coast Commercial Bank, Harvey J. Nickelson said, "This second stock repurchase program reflects our continuing belief in the value of our stock and continues our program to increase shareholder value."

    Coast Commercial Bank is the only locally owned and operated community bank with headquarters in Santa Cruz, California and operates five branches in Santa Cruz County located in Santa Cruz, Aptos, Scotts Valley and Watsonville.